UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 23, 2012

Endeavour International Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-32212	88-0448389
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

811 Main Street, Suite 2100, Houston, Texas		77002
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (713) 307-8700

N/A

(Former Name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

First and Second Priority Indentures and Notes

On February 23, 2012, Endeavour International Corporation (the “Company”) entered into an Indenture (the “First Priority Indenture”) with the subsidiary guarantors party thereto (the “Guarantors”) and Wells Fargo Bank, National Association, as trustee (the “First Priority Trustee”) and collateral agent, relating to the issuance and sale of $350,000,000 in aggregate principal amount of the Company’s 12% First Priority Notes due 2018 (the “First Priority Notes”).

Also on February 23, 2012, the Company concurrently entered into an Indenture (the “Second Priority Indenture,” and together with the First Priority Indenture, the “Indentures”) with the Guarantors, Wilmington Trust, National Association, as trustee (the “Second Priority Trustee,” and together with the First Priority Trustee, the “Trustees”), and Wells Fargo Bank, National Association, as collateral agent, relating to the issuance and sale of $150,000,000 in aggregate principal amount of the Company’s 12% Second Priority Notes due 2018 (the “Second Priority Notes,” and together with the First Priority Notes, the “2018 Notes”).

The First Priority Notes were sold pursuant to the previously announced Purchase Agreement to the initial purchasers named therein (the “Initial Purchasers”) in a private placement exempt from the registration requirements of the Securities Act of 1933 (the “Securities Act”) pursuant to Section 4(2). The Second Priority Notes were sold to Citigroup Global Markets Inc. in a private placement exempt from the registration requirements of the Securities Act pursuant to Section 4(2). Both series of 2018 Notes are expected to be resold by the Initial Purchasers and Citigroup Global Markets Inc., respectively, to qualified institutional buyers in reliance on Rule 144A under the Securities Act and outside the United States in reliance on Regulation S under the Securities Act.

In connection with the offering of both series of the 2018 Notes, the Company received net proceeds of approximately $460.5 million. These proceeds are expected to be used to fund the Company’s pending acquisition of certain oil and natural gas interests in the North Sea (the “Acquisition”) and to repay in full its secured 15% senior term loan due 2013 (the “Credit Facility”). Pending such uses, the net proceeds of the offering will be placed in an escrow account, which will be released upon (i) the completion of the Acquisition and the repayment of the Credit Facility; (ii) the pledge of certain collateral, as described below; and (iii) compliance with certain other customary conditions.

The 2018 Notes are the senior obligations of the Company and will rank equally in right of payment with all of the Company’s senior indebtedness, and will rank senior in right of payment to all of the Company’s future subordinated indebtedness. The 2018 Notes are effectively junior in right of payment to all of the Company’s other indebtedness secured by property other than the collateral.

During the escrow period, the 2018 Notes will be guaranteed by the Guarantors on a senior unsecured basis. After the release of the escrow, the 2018 Notes will be guaranteed by Endeavour Operating Company, the Company’s wholly-owned U.S. operating subsidiary (“Endeavour Operating”), on a senior first-priority secured basis with respect to the First Priority Notes and a second-priority secured basis with respect to the Second Priority Notes (to the extent of the value of the collateral owned by Endeavour Operating), and on a senior unsecured basis by the other Guarantors.

Security

After release of the proceeds from escrow, the First Priority Notes and related guarantees will be secured by first-priority liens on (1) 65% of the capital stock of Endeavour International Holding B.V., the Company’s first-tier foreign subsidiary, and all of the Company’s future first-tier foreign subsidiaries and (2) a subordinated revolving intercompany loan payable by Endeavor Energy UK Limited, the Company’s wholly-owned U.K. operating subsidiary, to Endeavour Operating and all future intercompany indebtedness owing by any of the Company’s foreign subsidiaries to the Company or any of its domestic subsidiaries (collectively, the “Collateral”). After release of the proceeds from escrow, the Second Priority Notes and related guarantees will be secured by second-priority liens on the Collateral.

Interest and Maturity

The First Priority Notes will mature on March 1, 2018, unless earlier converted or repurchased, and interest is payable on the First Priority Notes each March 1 and September 1, commencing on September 1, 2012.

The Second Priority Notes will mature on June 1, 2018, unless earlier converted or repurchased, and interest is payable on the Second Priority Notes each March 1 and September 1, commencing on September 1, 2012.

Optional Redemption

The Company has the option to redeem all or a portion of the First Priority Notes and, subject to certain limitations, the Second Priority Notes, at any time on or after March 1, 2015 at the redemption prices specified in the applicable Indenture plus accrued and unpaid interest. The Company may also redeem the First Priority Notes and, subject to certain limitation, the Second Priority Notes, in whole or in part, at a “make-whole” redemption price specified in the applicable Indenture, plus accrued and unpaid interest, at any time prior to March 1, 2015. In addition, the Company may redeem up to 35% of the First Priority Notes and, subject to certain limitations, up to 35% of the Second Priority Notes, prior to June 1, 2014 under certain circumstances with the net cash proceeds from certain equity offerings at 112% of the principal amount of the notes redeemed plus accrued and unpaid interest.

Special Mandatory Redemption

If the Acquisition is not completed on or before June 15, 2012, the Acquisition is earlier terminated or any other escrow release conditions are not met on or before June 15, 2012, the proceeds in escrow plus additional funds provided by the Company will be used to redeem all of the 2018 Notes at a redemption price of 101% of the issue price of the 2018 Notes, plus accrued and unpaid interest to the date of redemption.

Certain Covenants

The Indentures restrict the Company’s and its restricted subsidiaries’ ability to: (i) pay distributions or repurchase or redeem the Company’s capital stock or subordinated debt; (ii) make certain investments; (iii) incur additional indebtedness (iv) create or incur certain liens; (v) sell assets; (vi) consolidate, merge or transfer all or substantially all of the Company’s assets; (vii) enter into agreements that restrict distributions from the Company’s restricted subsidiaries to the Company; (viii) engage in transactions with affiliates; and (ix) create unrestricted subsidiaries. These covenants are subject to a number of important exceptions and qualifications, including that certain of the covenants will be terminated if at any time no default has occurred and is continuing and either series of the 2018 Notes, as applicable, receives an investment grade rating from both Standard & Poor’s Ratings Services and Moody’s Investors Service, Inc.

Events of Default

The Indentures contains customary events of default with respect to each series of 2018 Notes, including:

•	default for 30 days in the payment when due of interest on the 2018 Notes;

•	default in payment of the principal, or premium, if any, on the 2018 Notes;

•	failure by the Company to purchase or redeem any of the 2018 Notes when required;

•	failure by the Company, for 60 days after receipt of notice, to comply with certain covenants and agreements in the Indentures;

•	certain defaults under any mortgage, indenture or other debt instrument;

•	failure by the Company or any of its restricted subsidiaries to pay certain final judgments;

•	any subsidiary guarantee of the 2018 Notes shall be held to be unenforceable;

•	certain events of bankruptcy, insolvency or reorganization; and

•	any first-priority lien or second-priority lien shall cease to create a valid, perfected security interest.

Copies of the First Priority Indenture and Second Priority Indenture are filed as Exhibits 4.1 and 4.3, respectively, to this Current Report on Form 8-K and are incorporated herein by reference. The foregoing summary descriptions of the Indentures and the 2018 Notes are qualified in their entirety by the terms of the applicable Indentures (including the forms of 2018 Notes attached thereto).

First and Second Priority Registration Rights Agreements

In connection with the issuance and sale of the First Priority Notes, the Company and the Guarantors entered into a registration rights agreement with Citigroup Global Markets Inc., as Representative of the Initial Purchasers, dated February 23, 2012 (the “First Priority Registration Rights Agreement”). In connection with the issuance and sale of the Second Priority Notes, the Company and the Guarantors entered into a registration rights agreement with Citigroup Global Markets Inc., dated February 23, 2012 (the “Second Priority Registration Rights Agreement,” and together with the First Priority Registration Rights Agreement, the “Registration Rights Agreements”).

Pursuant to the Registration Rights Agreements, the Company and the Guarantors have agreed to file registration statements with the Securities and Exchange Commission so that holders of each series of the 2018 Notes can exchange the 2018 Notes for registered notes (the “Exchange Notes”) that have substantially identical terms as the applicable series of 2018 Notes and evidencing the same indebtedness as the applicable series of 2018 Notes. In addition, the Company and the Guarantors have agreed to exchange the guarantees related to the 2018 Notes for a registered guarantees having substantially the same terms as the applicable original guarantees. The Company and the Guarantors will use commercially reasonable efforts to cause the exchange to be completed within 360 days of February 23, 2012. The Company and the Guarantors will also use commercially reasonable efforts to cause shelf registration statements for the resale of each series of the 2018 Notes to become effective (i) if the Company cannot effect the exchange offer within the 360-day time period, (ii) if any of the Initial Purchasers or Citigroup Global Markets Inc., or any of their or its affiliates, respectively, hold any 2018 Notes at the time of the exchange, and (iii) in certain other circumstances. If the Company fails to satisfy these obligations on a timely basis, it will be required to pay an additional interest to holders of the affected series of 2018 Notes, until the exchange offer is completed or the shelf registration statement is declared (or becomes) effective, as applicable.

Copies of the First Priority Registration Rights Agreement and Second Priority Registration Rights Agreement are filed as Exhibits 4.5 and 4.6, respectively, to this Current Report on Form 8-K and are incorporated herein by reference. The foregoing summary descriptions of the Registration Rights Agreements are qualified in their entirety by the terms of the applicable Registration Rights Agreement.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 8.01	Other Events.

On February 23, 2012, the Company issued a press release announcing the closing of its private offering of both series of 2018 Notes. A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

4.1	First Priority Indenture, dated February 23, 2012, among Endeavour International Corporation, the subsidiary guarantors party thereto, and Wells Fargo Bank, National Association, as trustee and collateral agent.

4.2	Form of First Priority 12% Senior Notes due 2018 (included in Exhibit 4.1).

4.3	Second Priority Indenture, dated February 23, 2012, among Endeavour International Corporation, the subsidiary guarantors party thereto, Wilmington Trust, National Association, as trustee and Wells Fargo Bank, National Association, as collateral agent.

4.4	Form of Second Priority 12% Senior Notes due 2018 (included in Exhibit 4.3).

4.5	First Priority Registration Rights Agreement, dated February 23, 2012, among Endeavour International Corporation, the subsidiary guarantors party thereto and Citigroup Global Markets Inc., as representative of the initial purchasers named therein.

4.6	Second Priority Registration Rights Agreement, dated February 23, 2012, among Endeavour International Corporation, the subsidiary guarantors party thereto and Citigroup Global Markets Inc.

99.1	Press release of Endeavour International Corporation dated February 23, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENDEAVOUR INTERNATIONAL CORPORATION

Date: February 29, 2012	By:	/s/ Robert L. Thompson
Robert L. Thompson
Chief Accounting Officer

EXHIBIT INDEX

4.1	First Priority Indenture, dated February 23, 2012, among Endeavour International Corporation, the subsidiary guarantors party thereto, and Wells Fargo Bank, National Association, as trustee and collateral agent.

4.2	Form of First Priority 12% Senior Notes due 2018 (included in Exhibit 4.1).

4.3	Second Priority Indenture, dated February 23, 2012, among Endeavour International Corporation, the subsidiary guarantors party thereto, Wilmington Trust, National Association, as trustee and Wells Fargo Bank, National Association, as collateral agent.

4.4	Form of Second Priority 12% Senior Notes due 2018 (included in Exhibit 4.3).

4.5	First Priority Registration Rights Agreement, dated February 23, 2012, among Endeavour International Corporation, the subsidiary guarantors party thereto and Citigroup Global Markets Inc., as representative of the initial purchasers named therein.

4.6	Second Priority Registration Rights Agreement, dated February 23, 2012, among Endeavour International Corporation, the subsidiary guarantors party thereto and Citigroup Global Markets Inc.

99.1	Press release of Endeavour International Corporation dated February 23, 2012.